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                                                                   Exhibit 10.33
                            UNSECURED PROMISSORY NOTE


$99,191.30                                             Pittsburgh, Pennsylvania

                                                     Dated as of April 26, 2001


         FOR VALUE RECEIVED, the undersigned, PRINTCAFE, INC., a Delaware corporation ("Borrower"), promises to pay to the order of WILLIAM GUTTMAN ("Payee"), the principal sum of Ninety-Nine Thousand One Hundred Ninety One Dollars and 30/100 ($99,191.30) with interest from the date hereof on the unpaid balance as specified herein.

         Payments of principal and interest shall be made on the fifteenth
(15th) day of each month, commencing on May 15, 2001, in equal installments of Twenty-Five Thousand Dollars ($25,000), until the earlier of August 15, 2001, or such earlier date as Borrower shall have raised an additional Five Million Dollars ($5,000,000.00) in equity financing, upon which the entire unpaid principal and interest shall become due and payable.

         The interest rate on this note shall be an annual rate of interest equal to four and 58/100 percent (4.58%) compounded semiannually. Interest shall be computed on the basis of a year of 365 days and the actual number of days elapsed, except that interest shall not be computed on the day of full repayment of this note. Interest not paid when due shall earn interest at the rate specified above. Borrower acknowledges that any late payment to Payee will cause Payee to incur costs not contemplated by this note, including, without limitation, processing and accounting charges. Borrower and Payee further agree that proof of actual damages would be costly or inconvenient. Therefore, if any amount owing under this note is not paid within ten (10) days of the due date thereof, Borrower agrees to pay Payee a late payment fee in the amount of ten percent (10%) of any such amount due and not timely paid to Payee.

         If payment is not made when due, and if action is instituted on this note, the undersigned agrees to pay Payee reasonable attorneys' fees and costs of suit, as fixed by court in connection with the collection of the outstanding amounts due under this note.

         The undersigned shall have the right to prepay all or any part of the unpaid principal amount of this note, without premium, at any time prior to the maturity hereof.

         If one or more of the provisions hereof shall be declared or held to be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby and any such declaration or holding shall not invalidate or render unenforceable such provision in any other jurisdiction.

         In case this note shall become mutilated or defaced, or be destroyed, lost or stolen, the Borrower shall execute and deliver a new note of like principal amount in exchange and substitution for the mutilated or defaced note, or in lieu of and in substitution for the destroyed, lost or stolen note. In the case of a mutilated or defaced note, Payee shall surrender such note to the Borrower. In the case of any destroyed,

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lost or stolen note, Payee shall furnish to the Borrower evidence to its satisfaction of the destruction, loss or theft of such note.

         This note shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to Pennsylvania choice of law provisions.

         IN WITNESS WHEREOF, the undersigned has signed, dated and delivered this note as of the date and year first above written.


                                          PRINTCAFE, INC.,
                                          a Delaware corporation


                                          By:  /s/ Marc Olin
                                              --------------------------------
                                              Marc Olin, President



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